UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2014, Apollo Commercial Real Estate Finance, Inc. (the “Company”) through an indirect wholly-owned subsidiary entered into a master repurchase agreement (as amended, the “DB Facility”) with Deutsche Bank AG pursuant to which the Company may borrow up to $100.0 million in order to finance the acquisition of commercial mortgage-backed securities. The DB Facility has a term of four years, subject to certain restrictions. Advances under the DB Facility accrue interest at a per annum pricing rate based on the rate implied by the fixed rate bid under a fixed for floating interest rate swap for the receipt of payments indexed to three-month US Dollar LIBOR, plus a financing spread ranging from 1.80% to 2.32% based on the rating of the collateral pledged. The Company borrows an amount equal to the product of the estimated fair value of the collateral pledged divided by a margin ratio ranging from 125.00% to 181.82% depending on the collateral pledged. Additionally, beginning on the August 1, 2014 and depending on the utilization rate of the facility, a portion of the undrawn amount may be subject to non-use fees. The DB Facility contains customary terms and conditions for repurchase facilities of this type and financial covenants to be met by the Company, including minimum shareholder’s equity of 50% of the gross capital proceeds of its initial public offering and any subsequent public or private offerings.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on April 29, 2014, at which 34,267,692.522 shares of the Company’s common stock were represented in person or by proxy representing approximately 92.3% of the issued and outstanding shares of the Company’s common stock entitled to vote.

At the Annual Meeting, the Company’s stockholders (i) elected the seven directors named below for a term expiring in 2015; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers. The proposals are described in detail in the Company’s 2014 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Joseph F. Azrack	23,001,484.522	1,266,306.000	9,999,902.000
Mark C. Biderman	23,699,425.540	568,364.982	9,999,902.000
Robert A. Kasdin	23,815,734.522	452,056.000	9,999,902.000
Eric L. Press	21,499,021.522	2,768,769.000	9,999,902.000
Scott S. Prince	23,681,104.522	586,686.000	9,999,902.000
Stuart A. Rothstein	23,736,466.522	531,324.000	9,999,902.000
Michael E. Salvati	23,847,716.540	420,073.982	9,999,902.000

(ii) The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,047,992.239	123,280.283	96,420.000	0.000

(iii) The voting results with respect to the approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,755,581.849	294,756.138	217,452.535	9,999,902.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

Date: April 29, 2014